EXHIBIT 4.1

                                Interactive Data
                                 14 West Street
                               New York, NY 10005


May 11, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re: Van Kampen Focus Portfolios Select Growth Trust, May 1999 Series,
             (A Unit Investment Trust) Registered Under the Securities
             Act of 1933, File No. 333-77173

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     James Perry
                                                                  Vice President